UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	October 25, 2022

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

OREGON	001-05532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 SW Salmon Street, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 464-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 25, 2022, the Company entered into (a) forward sale agreements (the “initial forward sale agreements”) with each of Barclays Bank PLC and JPMorgan Chase Bank, National Association (in such capacity, the “forward purchasers”), and (b) an underwriting agreement (the “underwriting agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “underwriters”), the forward purchasers and the forward sellers referred to below, relating to the forward issuance and sale of up to 11,615,000 shares (including 1,515,000 shares that the underwriters have the option to purchase) of our common stock at a public offering price of $43.00 per share (the “offering”). On October 26, 2022, in connection with the exercise in full of the underwriters’ option to purchase additional shares, the Company entered into additional forward sale agreements (together with the initial forward sale agreements, the “forward sale agreements”) with each of the forward purchasers.

On October 28, 2022, the forward purchasers or their affiliates borrowed and sold (in such capacity, the “forward sellers”) an aggregate of 11,615,000 shares of our common stock, including the 1,515,000 shares in connection with the underwriters’ exercise of their option to purchase additional shares, to the underwriters in connection with the closing of the offering. We intend (subject to our right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the forward sale agreements on one or more dates specified by us occurring no later than October 25, 2024, an aggregate of 11,615,000 shares of our common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discount, subject to certain adjustments as provided in the forward sale agreements.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (File No. 333-266454). Copies of the underwriting agreement and each forward sale agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated October 25, 2022, by and among Portland General Electric Company, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein and as forward sellers, and Barclays Bank PLC and JPMorgan Chase Bank, National Association, as forward purchasers.

1.2	Confirmation of Registered Forward Transaction, dated October 25, 2022, by and between Portland General Electric Company and Barclays Bank PLC.
1.3	Confirmation of Registered Forward Transaction, dated October 25, 2022, by and between Portland General Electric Company and JPMorgan Chase Bank, National Association.
1.4	Confirmation of Registered Forward Transaction, dated October 26, 2022, by and between Portland General Electric Company and Barclays Bank PLC.
1.5	Confirmation of Registered Forward Transaction, dated October 26, 2022, by and between Portland General Electric Company and JPMorgan Chase Bank, National Association.
5.1	Opinion of Angelica Espinosa, Vice President and General Counsel, regarding the legality of the common stock being registered.
23.1	Consent of Angelica Espinosa, Vice President and General Counsel (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY COMCOMPANY,
(Registrant)

Date: October 28, 2022	By: /s/ James A. Ajello
James A. Ajello Senior Vice President Finance CFO, Treasurer & Corporate Compliance Officer